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                                                                    EXHIBIT 23.3

                       CONSENT OF SPROULE ASSOCIATES, INC.


                      [SPROULE ASSOCIATES INC. LETTERHEAD]


                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


We hereby consent to the incorporation of our reserve report regarding the interests of Coho Energy, Inc. (the Company) dated March 6, 2001, relating to estimated quantities of certain of the Company's proved reserves of oil and gas included in this Annual Report on Form 10-K for the year ended December 31, 2000 into the Company's previously filed Registration Statement on Form S-3, file number 333-52632 dated December 22, 2000, as amended January 3, 2001.



/s/ SPROULE ASSOCIATES INC.

SPROULE ASSOCIATES INC.

Geological and Petroleum Engineering Consultants


Denver, Colorado

April 27, 2001